UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2014

Oil States International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-16337	76-0476605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Allen Center
333 Clay Street, Suite 4620, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 652-0582

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4©)

Item 8.01     Other Events.

On June 9, 2014, Oil States International, Inc. (the “Company”) issued a press release announcing that it had redeemed the remaining $103,931,000, or 17.32%, of its original $600 million 6.5% Senior Notes due 2019 (the “2019 Notes”) and the remaining $150,000, or 0.04%, of its original $366 million 5.125% Senior Notes due 2023 (the “2023 Notes”). For each $1,000 principal amount of the 2019 Notes, the redemption price was $1,050.19 in cash, including accrued and unpaid interest, up to, but excluding, the redemption date of June 9, 2014. For each $1,000 principal amount of the 2023 Notes, the redemption price was $1,166.84 in cash, including accrued and unpaid interest, up to, but excluding, the redemption date of June 9, 2014. The Company funded the redemption through borrowings under its revolving credit facility and available cash on hand. A copy of the press release issued by Oil States on June 9, 2014 announcing that Oil States had redeemed the remaining $103,931,000, or 17.32%, of its 2019 Notes and the remaining $150,000, or 0.04%, of its 2023 Notes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits. See “Exhibit Index” attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oil States International, Inc.

/s/ Robert W. Hampton
Name:	Robert W. Hampton
Title:	Senior Vice President, Accounting and Corporate Secretary

 Date: June 9, 2014

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 9, 2014.